Exhibit 99.1

Akero Therapeutics Announces Pricing of $220.0 Million Underwritten Offering of Common Stock

South San Francisco, CA – May 16, 2023 – Akero Therapeutics, Inc. (Nasdaq: AKRO), a clinical-stage company developing transformational treatments for patients with serious metabolic disease marked by high unmet medical need, today announced the pricing of an underwritten offering of 5,238,500 shares of its common stock at a price of $42.00 per share, before deducting underwriting discounts and commissions, for total gross proceeds of approximately $220.0 million. All of the shares to be sold in the offering are being sold by Akero Therapeutics. The financing was led by new investor General Atlantic and included existing investors Adage Capital Partners LP, Avidity Partners, Boxer Capital, Commodore Capital, Janus Henderson Investors, Logos Capital, Perceptive Advisors, Rock Springs Capital and funds and accounts advised by T. Rowe Price Associates, Inc. The offering is expected to close on or about May 19, 2023, subject to the satisfaction of customary closing conditions.

Jefferies is acting as sole book-running manager for the offering.

The shares of common stock are being offered by Akero Therapeutics pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-256229) that was previously filed with the U.S. Securities and Exchange Commission (SEC) on May 18, 2021 and automatically became effective upon filing . The prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus may also be obtained, when availbale, by contacting: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388; or by email at prospectus_department@jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Akero Therapeutics

Akero Therapeutics is a clinical-stage company developing transformational treatments for patients with serious metabolic diseases marked by high unmet medical need, including non-alcoholic steatohepatitis (NASH), a disease without any approved therapies. Akero’s lead product candidate, efruxifermin (EFX), is a differentiated Fc-FGF21 fusion protein that has been engineered to mimic the balanced biological activity profile of native FGF21, an endogenous hormone that alleviates cellular stress and regulates metabolism throughout the body. EFX is designed to offer convenient once-weekly subcutaneous dosing. The consistency and magnitude of observed effects position EFX to be a potentially best-in-class medicine, if approved, for treatment of NASH. EFX is currently being evaluated in two Phase 2b clinical trials: the HARMONY study in patients with pre-cirrhotic NASH (F2-F3 fibrosis), and the SYMMETRY study in patients with cirrhotic NASH (F4 fibrosis, compensated). EFX is also being evaluated in an expansion cohort of the SYMMETRY study, comparing the safety and tolerability of EFX to placebo when added to an existing GLP-1 receptor agonist in patients with pre-cirrhotic NASH (F1-F3 fibrosis) and Type 2 diabetes.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the closing of Akero’s anticipated public offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and statements regarding the timing, size and expected gross proceeds of the offering, the satisfaction of customary closing conditions related to the offering and sale of securities, and Akero Therapeutics’ ability to complete the offering. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Akero’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Akero’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the offering to be filed with the SEC. Any forward-looking statements contained in this press release represent Akero’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Akero explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Contact:

Christina Tartaglia

212.362.1200

IR@akerotx.com

Media Contact:

Sarah O’Connell

732.456.0092

soconnell@vergescientific.com